UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2012

WORTHINGTON INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	1-8399	31-1189815
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio	43085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                   (614) 438-3210

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 17, 2012, Worthington Industries, Inc. (the “Registrant”) announced that its Pressure Cylinders segment had, on September 17, 2012, acquired the Westerman Companies, a manufacturer of tanks and pressure vessels for the oil and gas, nuclear and marine markets.  The purchase price was $70 million, of which approximately $6 million went to pay down Westerman debt.

Westerman was founded and is headquartered in Bremen, Ohio where it operates a manufacturing facility and has another facility in Wooster, Ohio.  Westerman is a leading manufacturer of highly technical products for global energy markets, including oil and gas and nuclear, where its energy products are used for a broad variety of exploration, recovery and production purposes. Westerman’s marine products are used in shipyard lift systems for large, sea-going vessels. Westerman also leverages its energy and marine segment competencies to manufacture pressure vessels, atmospheric tanks, controls and various custom machined components for other industrial end markets.

Item 9.01                      Financial Statements and Exhibits.

(a) – (c)                      Not applicable.

(d)           Exhibits:  The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.        Description

99.1                    News Release issued by Worthington Industries, Inc. on September 17, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date: September 17, 2012	By: /s/Dale T. Brinkman
Dale T. Brinkman, Vice President-
Administration, General Counsel and Secretary